Exhibit 99.1

    Insightful Announces Operating Results for Second Quarter 2006

    SEATTLE--(BUSINESS WIRE)--Aug. 3, 2006--Insightful Corporation (NASDAQ: IFUL), a leading provider of predictive analytics and reporting solutions, today announced operating results for the second quarter of 2006.
    Insightful reported revenues of $5.2 million for the second quarter of 2006, an increase of 1% over second quarter 2005 revenues of $5.1 million. For the second quarter of 2006 the Company reported a net loss of $0.4 million, or $0.03 per share, including stock-based compensation expense of $0.2 million. Net income for the second quarter of 2005 was $0.3 million, or $0.03 per share. There was no stock-based compensation expense in the second quarter of 2005.
    Second quarter 2006 non-GAAP loss, which excludes stock based compensation expense and amortization of intangible assets, was $0.1 million, or $0.01 per share compared to non-GAAP earnings of $0.5 million, or $0.04 per share in the second quarter 2005. Non-GAAP earnings or loss as defined in the section "Use of Non-GAAP Financial Measures" below differs from net income or loss reported under accounting principles generally accepted in the United States (GAAP) due to the exclusion of stock based compensation expense and the amortization of intangible assets. The reconciliation of Insightful's GAAP net income (loss) to Insightful's non-GAAP operating results for the quarters ended June 30, 2006 and 2005 are set forth at the end of this release.
    "While our second quarter revenues increased only one percent, we still see a significant growth opportunity for the company and we remain committed to making important investments that will help drive growth," said Jeff Coombs, president and CEO of Insightful. "While revenue from our professional services and European organizations, which have both shown significant growth over the past two years, were weak in the second quarter, we did make important investments in those organizations aimed at their continued growth."
    "We recently added several seasoned enterprise software management veterans, including a vice president of worldwide professional services, a head of European professional services, and sales managers for both the UK and France," said Coombs. "We also released new products which help our customers deliver the power of predictive analytics to more users across the enterprise."
    "Our drive to move from selling predictive analytic desktop tools to individual statisticians to delivering more complete predictive analytic solutions that can be easily deployed to business users across an organization is successfully leading to larger deal sizes in our pipeline of potential future deals," added Coombs. "The focus on larger deals also lengthens our sales cycles and may introduce volatility to our quarterly financial results, but we believe it will also lead to growth."

    Quarterly Highlights

    -- Second quarter 2006 software license revenues were $2.2 million, as compared to $2.1 million in the second quarter of 2005.

    -- Second quarter 2006 maintenance revenues were $1.8 million, as compared to $1.7 million in the second quarter of 2005.

    -- Second quarter 2006 professional services and other revenue was $1.1 million, as compared to $1.3 million in the second quarter of 2005.

    -- Funded research, which is an offset to research and development expense in the company's income statement, was $0.6 million in the second quarter of 2006 and in the second quarter of 2005.

    The Company has two product segments, Data Analysis and Text
Analysis. Following are highlights for the quarter in each segment.

    Data Analysis Business Results

    -- Data analysis revenues, including software licenses, maintenance and professional services and other, were $4.9 million in the second quarter of 2006, compared to $4.8 million in the second quarter of 2005.

    -- Data Analysis software license revenues were $2.0 million in the second quarter of 2006, compared to $1.9 million in the second quarter of 2005.

    -- Data Analysis maintenance revenues were $1.8 million in the second quarter of 2006, compared to $1.7 million in the second quarter of 2005.

    -- Data Analysis professional services and other revenues were $1.1 million in the second quarter of 2006, compared to $1.2 million in the second quarter of 2005.

    -- Domestic Data Analysis revenues were $3.0 million in the second quarter of 2006, compared to $2.8 million in the second quarter of 2005.

    -- International Data Analysis revenues were $1.8 million in the second quarter of 2006, compared to $2.0 million in the second quarter of 2005.

    Data Analysis Products

    -- In April, the Company began rolling out the beta version of S-PLUS(R) 8, the next major release of Insightful's software platform for statistical data analysis and predictive analytics.

    --  In May, the Company announced the release FAME
        S+Connector(TM), an integration module that allows S-PLUS(R) to integrate with SunGard's FAME data management solution for managing high-volume time series data in the financial services market.

    -- In late June, the Company released the Insightful Dynamic Reporting Suite, which provides on demand predictive analytic reporting for business users. Utilizing familiar interfaces, such as spreadsheets and web portals, business users can run predictive analytic reports designed by quantitative analysts, update results, or perform "what-if" scenarios.

    --  In May, the Company announced that the National Cancer
        Institute had awarded Insightful two Phase II research contracts worth $1.4 million. The contracts call for Insightful to develop, over the next two years, analytic methods to identify protein biomarkers and to create
        S+Proteome(TM), a flexible and easy to use software environment for processing and analyzing protein mass spectral data. Funding from the award will be recorded in the company's financial statements as a reduction to research and development expense.

    Text Analysis

    -- Total Text Analysis revenues were $0.3 million in the second quarter of 2006 and in the second quarter of 2005.

    -- Text Analysis license revenues were $0.3 million in the second quarter of 2006 and in the second quarter of 2005.

    -- Text Analysis professional services and other revenues were $26,000 in the second quarter of 2006, compared to $40,000 in the second quarter of 2005.

    -- In June, the Company announced that it had been issued a patent for the "Inverse Inference Engine for High Performance Web Search," which includes 67 claims. The invention is designed to provide a faster and more scalable alternative for intelligent keyword search techniques.

    Guidance

    For the third quarter of 2006, the company expects an increase in revenues when compared to the third quarter of 2005. It expects costs in the third quarter of 2006 to be higher than in the second quarter of 2006 as it continues to set the foundation for future growth by investing in sales, marketing and development of its product lines. Because of the range of possible revenue outcomes in the third quarter of 2006, the company is not giving guidance on earnings, which could include a GAAP or non-GAAP net loss.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measure of earnings or loss included in this press release is different from those otherwise reported under GAAP as this non-GAAP measure excludes certain charges otherwise included in the computation of net income or loss. The Company believes this non-GAAP measure is useful to enhance an overall understanding of its past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are presented with the intent of providing both management and investors a more complete understanding of Insightful's underlying operating results and trends. This non-GAAP measure is among the primary indicators management uses as a basis for planning and forecasting of future periods.
    These adjustments to the Company's GAAP results include stock-based compensation expense and amortization of intangible assets arising from the 2004 acquisition of the title to the software code underlying the "S" programming language from Lucent Technologies, Inc. Stock-based compensation expense and amortization of intangible assets have no current effect on cash or the future uses of cash. Insightful's stock-based compensation expense fluctuates with changes in the Company's stock price and interest rates. For this reason, changes in stock prices and interest rates could mask variation and trends in Insightful's GAAP operating results that may otherwise be important to an understanding of the Company's results. The acquisition of intangible assets was an event outside of the course of Insightful's normal business operations. For these reasons, management believes that exclusion of stock-based compensation expense and amortization of intangible assets may be important to an understanding of Insightful's ongoing operating performance. Reconciliations of GAAP to non-GAAP results are as follows:



                                        Quarter Ended   Quarter Ended
                                        June 30, 2006   June 30, 2005
                                      --------------------------------
                                               Diluted         Diluted
                                                  EPS             EPS
                                              ---------       --------
Net income (loss) as reported        $  (415)  $  (0.03) $ 334 $  0.03
                                     -------   --------  ----- -------

Add Back - Stock Compensation Expense
Cost of revenues                           7                -
Sales and marketing                       21                -
Research and development                  23                -
General and administrative               122                -
                                      -------            -----
                                         173      0.01      -
                                      -------  --------  -------------

Add Back - Amortization of Intangibles   147      0.01    147 $  0.01
                                      -------  --------  ----- -------

Non-GAAP earnings (loss)             $   (95) $  (0.01) $ 481 $  0.04
                                      =======  ========  ===== =======


    About the Company

    About Insightful

    Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.
    Insightful products include S-PLUS(R), S-PLUS Server, Insightful Miner(TM), and InFact(R). Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.
    The company has been delivering industry-leading, high-ROI solutions for 18 years to thousands of companies in the financial services, pharmaceuticals, biotechnology, telecommunications, and manufacturing industries, as well as to government and research institutions.

    Note to Investors

    Forward Looking Statements

    This press release contains forward-looking statements, including statements about our potential for future growth, statements about the advantages and potential market adoption of our new products, statements about our ability to close larger transactions, statements about possible increased sales cycles and volatility and other statements about our plans, objectives, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to, the risk that we may not achieve growth, the risk that our new products do not perform or do not achieve acceptance as expected, the risk that we are unable to increase our average transaction size or that increases in transaction size do not favorably influence our financial results, and the "Risk Factors" described in the company's most recent quarterly report on form 10-QSB. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.



                INSIGHTFUL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                             June 30,     December 31,
                                                2006            2005
                                          ------------  --------------
                                          (Unaudited)

                 ASSETS
Current assets:

    Cash and cash equivalents             $     9,705     $     9,185

    Accounts receivable, net                    3,159           5,666

    Other receivables                             407             364
    Short term investments                        394             724

    Prepaid expenses and other current assets     448             636
                                           -----------     -----------

        Total current assets                   14,113          16,575

Long term investments                             967               -

Property and equipment, net                     2,307           1,212

Purchased technology, net                         343             637

Goodwill and other intangibles, net               800             800

Other assets                                       54              45
                                           -----------     -----------

                                          $    18,584     $    19,269
                                           ===========     ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Current portion of long-term debt     $         -     $        32

    Accounts payable                      $       852     $       701

    Accrued expenses and other current
     liabilities                          $     1,668     $     2,179

    Deferred revenue                      $     5,695     $     6,271
                                           -----------     -----------

        Total current liabilities         $     8,215     $     9,183

Long-term debt, less current portion               --              --

Commitments and contingencies

Stockholders' equity:

   Preferred stock, $0.01 par value --
    Authorized -- 1,000,000 shares
    Issued and outstanding -- none                 --              --

   Common stock, $0.01 par value --
    Authorized -- 30,000,000 shares
    Issued and outstanding -- 12,736,649 and
 12,543,097 shares at June 30, 2006 and
 December 31, 2005, respectively          $       126     $       125

   Additional paid-in capital             $    37,362     $    36,610

   Accumulated deficit                    $   (26,859)    $   (26,401)

   Other accumulated comprehensive loss   $      (260)    $      (248)
                                           -----------     -----------

        Total stockholders' equity        $    10,369     $    10,086
                                           -----------     -----------

                                          $    18,584     $    19,269
                                           ===========     ===========



                INSIGHTFUL CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 Three Months Ended
                                               -----------------------
                                                  June 30,    June 30,
                                                     2006        2005
                                                ----------  ----------
                                               (Unaudited) (Unaudited)

Revenues:
   Software licenses                           $    2,231  $    2,140
   Software maintenance                             1,830       1,705
   Professional services and other                  1,095       1,265
                                                ----------  ----------
           Total revenues                           5,156       5,110
                                                ----------  ----------
Cost of revenues:
   Software related                                   397         437
   Professional services and other                    951         673
                                                ----------  ----------
           Total cost of revenues                   1,348       1,110
                                                ----------  ----------
           Gross profit                             3,808       4,000
                                                ----------  ----------
Operating expenses:
   Sales and marketing                              2,248       2,035
   Research and development                         1,643       1,462
   Less -- funded research                           (594)       (649)
                                                ----------  ----------
           Research and development, net            1,049         813
   General and administrative                       1,040         817
                                                ----------  ----------
           Total operating expenses                 4,337       3,665
                                                ----------  ----------
           Income (loss) from operations             (529)        335
Other income, net                                     112           5
                                                ----------  ----------
   Income (loss) before income taxes                 (417)        340
Income tax (expense) benefit                            2          (6)
                                                ----------  ----------
           Net income (loss)                   $     (415) $      334
                                                ==========  ==========

Basic and diluted net income (loss) per share  $    (0.03) $     0.03
                                                ==========  ==========
Weighted-average number of common shares
 outstanding:                                      12,613      12,445
                                                ==========  ==========
 - Basic
 - Diluted                                         12,613      13,182
                                                ==========  ==========

    CONTACT: Insightful Corporation
             Richard Barber, 206-283-8802
             investor@insightful.com